Exhibit (e)(1)(bb)

SCHEDULE A

(to the Amended and Restated Distribution Agreement between Pacific Funds Series Trust and Pacific Select Distributors dated January 1, 2007)

Fund Name	Share Class(es)
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Growth	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Aggressive-Growth	A, B, C, R, Advisor
Pacific FundsSM Core Income	A, C, I, Advisor, P
Pacific FundsSM Floating Rate Income	A, C, I, Advisor, P
Pacific FundsSM High Income	A, C, I, Advisor, P
Pacific FundsSM Short Duration Income	A, C, I, Advisor
Pacific FundsSM Strategic Income	A, C, I, Advisor
Pacific FundsSM Diversified Alternatives	A, C, Advisor
Pacific FundsSM Large-Cap	A, C, Advisor, S, P
Pacific FundsSM Large-Cap Value	A, C, Advisor, S, P
Pacific FundsSM Small/Mid-Cap	A, C, Advisor, S, P
Pacific FundsSM Small-Cap	A, C, Advisor, S, P
Pacific FundsSM Small-Cap Value	A, C, Advisor, S, P
Pacific FundsSM Small-Cap Growth	A, C, Advisor, S, P

PF Small-Cap Value Fund
PF Emerging Markets Fund
PF Developing Growth Fund
PF International Value Fund
PF Large-Cap Value Fund
PF Short Duration Bond Fund
PF Growth Fund
PF Mid-Cap Equity Fund
PF International Large-Cap Fund
PF International Small-Cap
PF Managed Bond Fund
PF Inflation Managed Fund
PF Real Estate Fund
PF Emerging Markets Debt Fund
PF Currency Strategies Fund
PF Global Absolute Return Fund
PF Equity Long/Short Fund
PF Multi-Asset Fund
PF Multi-Fixed Income Fund

P

Effective:   July 31, 2018

AGREED TO AND ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By:	/s/ John White	By:	/s/ Jane M. Guon
	Name: John White		Name: Jane M. Guon
	Title: VP National Accounts		Title: Secretary